UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2011

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 5, 2011, Helen of Troy Limited (the “Company”), and Helen of Troy Texas Corporation, a Texas corporation and wholly-owned subsidiary of the Company (“Helen of Troy Texas”), entered into an Asset Sale and Stock Purchase Agreement (the “Purchase Agreement”) among The Procter & Gamble Company, an Ohio corporation (“P&G”), Procter & Gamble Manufactura, S. de R.L. de C.V., a Mexico corporation (collectively, the “Sellers”), and PUR Water Purification Products, Inc., an Ohio corporation and wholly-owned subsidiary of P&G (“Pur Water”).  The Purchase Agreement, provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, Helen of Troy Texas will (i) purchase all of P&G’s equity interest in Pur Water from P&G, and (ii) purchase certain assets related to the business of Pur Water from the Sellers and (iii) assume certain liabilities related to the business of Pur Water from the Sellers (the “Transaction”). The purchase price will be $160 million payable in cash at the closing of the Transaction. The Company will guarantee the obligations of Helen of Troy Texas under the Purchase Agreement. In connection with the Transaction, at the closing, the parties will also enter into transitional services and supply agreements whereby P&G or one or more of its affiliates will provide certain short-term services for and supply certain products to Helen of Troy Texas in exchange for specified fees.

P&G and Helen of Troy Texas have made customary representations and warranties and agreed to customary covenants in the Purchase Agreement.  Among other things, the Sellers are required, subject to certain exceptions, to conduct the business of Pur Water in material respects in the ordinary course during the interim period between execution of the Purchase Agreement and the consummation of the Transaction.  The Sellers have also agreed to indemnify Helen of Troy Texas for certain claims, including breaches of the Sellers’ representations and warranties.

Completion of the Transaction is subject to certain conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The obligation of each party to consummate the Transaction is also conditioned upon the other party’s representations and warranties being true and correct, subject to certain limitations with respect to materiality, and the other party having performed in all material respects its obligations under the Purchase Agreement.

Helen of Troy Texas, on the one hand, and the Sellers, on the other hand, can terminate the Purchase Agreement under certain conditions, including if the Transaction is not consummated on or before April 1, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: December 5, 2011	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer